UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): February 25, 2003

                             ERIE INDEMNITY COMPANY
               (Exact name of registrant as specified in its charter)

           PENNSYLVANIA                   0-24000                 25-0466020
  -------------------------------       -------------        -------------------
  (State or other jurisdiction of       (Commission         (I.R.S. Employer
  incorporation)                         File Number)        Identification No.)


100 Erie Insurance Place, Erie, Pennsylvania                      16530
--------------------------------------------                ----------------
  (Address of principal executive offices)                     (Zip Code)

          Registrant's telephone number, including area code (814) 870-2000

Item 5. OTHER EVENTS.

On February 25, 2003, Erie Indemnity Company issued a press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit Number        Description
--------------        -----------
99.1                  Press release dated February 25, 2003



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ERIE INDEMNITY COMPANY


                                    Erie Indemnity Company
                                ------------------------------
                                       (Registrant)

Date: February 25, 2003         /s/ Philip A. Garcia
                                -------------------------------
                              (Philip A. Garcia, Executive Vice President & CFO)

EXHIBIT 99.1

      ERIE INDEMNITY REPORTS FOURTH QUARTER AND FULL-YEAR 2002 RESULTS

Erie, Pa., Feb. 25, 2003 - Erie Indemnity Company (Nasdaq: ERIE) today announced results for the fourth quarter and full-year 2002. For the fourth quarter:

o Net income increased to $33.9 million, up from $5.9 million for the same period in 2001.
o Net income per share increased to $.48 per share, compared to $.08 per share in the comparable quarter for 2001.
o Net income, excluding net realized losses on investments and related federal income taxes, increased to $35.6 million, up from $23.1 million for the same period one year ago.
o Management fee revenue grew by 17.9 percent to $181.8 million, up from $154.2 million for the same period one year ago.

The increase in fourth quarter net income was due to a combination of management fee growth (calculated on the property and casualty direct written premiums of the Erie Insurance Group) and a reduction in net realized losses on investments, compared to the same period in 2001. Fourth quarter 2001 results were affected by $26.4 million, or $.24 per share, in realized losses on investments, as well as a charge of $10.7 million, or $.10 per share, related to the retirement of former CEO Stephen Milne.

For the full-year 2002 results, Erie Indemnity reported:

o Net income was up by 40.8 percent to $172.1 million, from $122.3 million at the end of 2001.
o Net income per share increased to $2.42 per share at December 31, 2002, from $1.71 at year-end 2001.
o Net income, excluding net realized losses on investments and related federal income taxes, grew 27.1 percent to $179.4 million.

"We continue to achieve strong growth in direct written premiums, which have propelled the management fee revenue increases we saw in the fourth quarter and throughout 2002," said Jeffrey A. Ludrof, president and CEO. "Our policies in force growth was strong, ending the year at 3.5 million, with commercial lines policies increasing by 13.4 percent and personal lines policies by 12.8 percent over 2001. We also saw significant increases in average written premium per policy, up nearly 10 percent in 2002 over the 2001 figure. I attribute this growth to our competitive products and pricing and our superior service."


Details of Fourth Quarter 2002 Results
--------------------------------------

Management operations
---------------------
Management fee revenue increased to $181.8 million for the quarter ended December 31, 2002, from $154.2 million for the same period one year ago. The property and casualty direct written premiums of the Erie Insurance Group, upon which management fee revenue is calculated, grew 25.7 percent to $774.8 million in the fourth quarter 2002, from $616.6 million in the fourth quarter 2001. In the fourth quarter of 2002, the Company established an estimated allowance for management fees returned on mid-term cancellations. The allowance resulted in an $11.9 million reduction in management fee revenue for the quarter ended December 31, 2002, and a reduction in net income of $4.0 million, or $.06 per share, after taxes.

Nonaffiliated assumed reinsurance premiums of Erie Insurance Exchange, upon which the Company receives a 7.0 percent service fee, increased to $46.7 million in the fourth quarter of 2002, up by 11.2 percent over the $42 million recorded in the fourth quarter 2001.

The cost of management operations increased 6.6 percent to $136.3 million in the fourth quarter of 2002, from $127.8 million for the same period in 2001. Commission costs increased 21.3 percent to $95.7 million, from $78.9 million in the fourth quarter 2001. Commission costs grew more slowly than written premium due to a $5.8 million reduction in commission expense for returned commissions related to the allowance recorded for returned management fees on mid-term policy cancellations.

Fourth quarter costs of management operations, excluding commissions,  decreased
16.9 percent to $40.6 million in 2002 from $48.9 million in 2001. Included in the fourth quarter 2001 costs was a $10.7 million severance charge related to the retirement of the Company's president and chief executive officer. Excluding this charge, these costs would have increased 6.2 percent.

Also included in the cost of management operations are technology hardware and infrastructure expenditures for the Erie Insurance Group eCommerce program. These costs amounted to $ 0.1 million and $1.1 million in the fourth quarters of 2002 and 2001, respectively.

Insurance underwriting operations
---------------------------------
The Company's insurance underwriting operations recorded losses of $11.2 million and $4.6 million in the fourth quarters of 2002 and 2001, respectively. During the fourth quarter of 2002, the Company's property and casualty insurance subsidiaries strengthened their loss and loss adjustment reserves by $10.1 million.

Underwriting losses in the fourth quarter were negatively impacted by adverse development of loss reserves for prior accident years, principally in personal and commercial automobile coverages, as well as a fourth quarter increase to strengthen reserves in response to loss development trends. Reserve increases amounted to $6.6 million, or $.09 per share, after taxes, in the fourth quarter 2002. Approximately half of the reserve strengthening was in accident years prior to 2002.

The Company's share of catastrophe losses totaled $1.6 million and $1.5 million for the three-month periods ended December 31, 2002 and 2001, respectively. These losses include catastrophe losses previously reported by the Company from tornado and hail storms in Ohio and Pennsylvania, and ice storms in North Carolina during the fourth quarter 2002.

Included in the Company's policy acquisition and other underwriting expenses is the property and casualty insurance subsidiaries' share of software development costs related to the eCommerce initiative and charges related to guaranty fund assessments. Costs associated with the eCommerce initiative totaled $0.9 million and $0.7 million for the fourth quarters of 2002 and 2001, respectively. These costs will continue to be incurred as the program develops through 2004. A charge of $0.6 million for state guaranty fund assessments related to the insolvency of the Pennsylvania Hospital Insurance Company (PHICO) was taken in December 2002. The 2001 expenses include a charge of $1.7 million related to the insolvency of the Reliance Insurance Company.

Investment operations
---------------------
Net revenue from investment operations for the fourth quarter of 2002 reflects income of $8.0 million, compared to a loss of $19.2 million for the same period in 2001. Increases made in net investment income and equity in earnings of Erie Family Life Insurance Company (EFL), as well as decreased net realized losses on investments, were all contributing factors to the fourth quarter increase. Net investment income increased by 13.1 percent to $14.7 million for the quarter ended December 31, 2002, from $13.0 million for the same period in 2001 primarily as the result of increases in investments in taxable bonds.

Net realized losses on investments of $2.6 million were recorded during the fourth quarter of 2002 compared to net realized losses of $26.4 million for the fourth quarter of 2001. In the fourth quarter 2002, the Company recorded impairment charges of $7.7 million related to fixed income and equity security investments, in which declines in value were considered to be other-than-temporary. These impairment charges were offset by net realized gains from the sale of investments of $5.1 million. Included in the 2001 realized losses were sales of investments in a loss position and impairment charges totaling $26.4 million. These sales were part of a tax-selling strategy and produced a recovery of $9.1 million of federal income taxes relating to taxes paid in 2000, 1999 and 1998.

Equity in losses of limited partnerships was $4.8 million and $4.0 million for the fourth quarters of 2002 and 2001, respectively. Private equity and fixed income limited partnerships incurred realized losses of $5.4 million and $4.1 million in the fourth quarters of 2002 and 2001, respectively. Real estate limited partnerships reflected earnings of $0.6 million for the quarter ended December 31, 2002 compared to earnings of $0.1 million for the same period in 2001. Included in the private equity partnership losses are impairment charges totaling $5.5 million and $2.7 million in the fourth quarters of 2002 and 2001, respectively.

The Company's earnings from its 21.6 percent equity ownership of EFL increased $2.4 million to $0.6 million for the fourth quarter of 2002 from a loss in the fourth quarter 2001.

Details of 2002 Year-End Results
--------------------------------

Management operations
---------------------
Management fee revenue for 2002 was up 22.2 percent to $775.7 million. For the years ended December 31, 2002 and 2001, the property and casualty direct written premiums of the Erie Insurance Group totaled $3.2 billion and $2.5 billion, respectively, an increase of 24.0 percent. Increases in average premium per policy, continued improvements in new policy growth and increased policy retention rates -- a retention ratio of 91.2 at year end -- were all contributing factors in the growth.

Firming pricing for commercial and personal insurance has allowed the Erie Insurance Group to more adequately price its products. Premium increases anticipated in 2003, due to pricing actions contemplated, filed and awaiting approval, or approved through December 31, 2002, amount to approximately $200 million in premium for the Erie Insurance Group. The majority of the anticipated increase stems from the private passenger automobile, commercial automobile, and homeowners lines of business.

Nonaffiliated assumed reinsurance premiums of Erie Insurance Exchange, upon which the Company receives a 7.0 percent service fee, increased to $183.2 million for 2002, up by 14.0 percent over the $160.7 million for 2001.

Costs of management operations increased by 16.7 percent at year-end 2002 compared to 14.9 percent a year earlier. Commission costs - which make up over half of the Company's expenses -- rose 23.3 percent to $398.3 million in 2002, from $323.1 million for 2001.

The cost of management operations, excluding commission costs, increased 3.0 percent in 2002 to $159.1 million from $154.5 million in 2001, due primarily to increases in personnel and information technology costs. Personnel costs increased 8.4 percent in 2002 compared to 2001, excluding the $10.7 million charge related to the retirement of the Company's president and chief executive officer in January 2002. Increased personnel costs in 2002 were driven by increased staffing levels.

As mentioned previously, information technology hardware and infrastructure expenditures related to the eCommerce program are included in the cost of management operations. These costs totaled $2.6 million in 2002 and $1.6 million in 2001.

Insurance underwriting operations
---------------------------------
Underwriting  losses for the year were greater than  anticipated.  The Company's
5.5 percent share of Erie Insurance Group's underwriting losses totaled $27.1 million in 2002, compared to $20.5 million in 2001. These losses stem from greater than average catastrophe losses, adverse development of losses from prior accident years, which are reflected in the corresponding reserve strengthening taken in the fourth quarter, as well as eCommerce program costs and the guaranty fund charge in the fourth quarter for the PHICO insolvency. The Company is addressing underwriting loss trends by controlling exposure growth, improving underwriting risk selection, instituting programs to control loss severity and obtaining additional premium on risks through rate increases.

The Company's share of catastrophe losses totaled $7.1 million and $1.6 million, for the years ended December 31, 2002 and 2001, respectively. Recoveries under an excess-of-loss reinsurance agreement with the Exchange for the year totaled $8.8 million and $7.2 million for 2002 and 2001, respectively.

For the 12 months ended December 31, 2002 and 2001, the Company's policy acquisition and other underwriting expenses were also impacted by the property and casualty insurance subsidiaries' share of costs related to the eCommerce initiative. These costs totaled $3.9 million and $1.3 million, respectively.

Investment operations
---------------------
For the year ended December 31, 2002, net revenue from investment operations increased by $23.5 million to $42.3 million compared to $18.8 million for the same period in 2001. The increase in net revenue from investment operations from 2001 to 2002 is primarily due to the $17.9 million decrease in realized losses from 2001 to 2002. Net realized losses on investments were $11.2 million and $29.1 million for the years ended December 31, 2002 and 2001, respectively. In 2002, net realized losses included $25.4 million in impairment charges related primarily to bonds in the communications and energy segments. Of the $25.4 million in impairments, $4.8 million related to equity securities and $20.6 million related to fixed income securities.

Net investment income totaled $55.4 million for the year ended December 31, 2002 and $49.9 million for 2001, up 11.1 percent from 2001. Included in net investment income are primarily interest and dividends on the Company's fixed maturity and equity security portfolios. Increases in investments in taxable bonds contributed to the growth in net investment income in 2002.

For the year ended December 31, 2002, equity in losses in limited partnerships amounted to $3.7 million, compared to losses of $2.7 million 2001. Equity in earnings of EFL was $1.7 million in 2002, compared to $0.8 million for the same period in 2001.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and
Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 17th largest automobile insurer in the United States based on direct premiums written and the 25th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A++ (Superior) by A.M. Best Company, has more than 3.5 million policies in force and operates in 11 states and the District of Columbia.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com
----------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2002 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.


                            STATEMENTS OF OPERATIONS
                  AND FINANCIAL POSITION AND OTHER INFORMATION
                                   WILL FOLLOW


Erie Indemnity Company
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
                                                              Three months ended       Twelve months ended
                                                                  December 31              December 31

                                                               2002        2001          2002        2001
                                                            ------------------------------------------------
OPERATING REVENUES:
   Management fee revenue                                   $ 181,805    $ 154,161    $ 775,700    $ 634,966
   Premiums earned                                             44,134       36,791      163,958      137,648
   Service agreement revenue                                    7,419        6,908       23,729       27,247
                                                            ------------------------------------------------
      Total operating revenue                               $ 233,358    $ 197,860    $ 963,387    $ 799,861
                                                            ------------------------------------------------

OPERATING EXPENSES:
   Cost of management operations                            $ 136,348    $ 127,849    $ 557,445    $ 477,645
   Losses and loss adjustment expenses incurred                40,794       29,127      139,225      117,201
   Policy acquisition and other underwriting expenses          14,522       12,214       51,865       40,910
                                                            ------------------------------------------------
      Total operating expenses                              $ 191,664    $ 169,190    $ 748,535    $ 635,756
                                                            ------------------------------------------------

OTHER INCOME AND EXPENSES:
   Investment income, net of expenses                       $  14,735    $  13,029    $  55,440    $  49,884
   Net realized losses on investments                          (2,609)     (26,420)     (11,237)     (29,146)
   Equity in losses of limited partnerships                    (4,764)      (4,019)      (3,654)      (2,740)
                                                            ------------------------------------------------
      Total other income and expenses                       $   7,362    $ (17,410)   $  40,549    $  17,998
                                                            ------------------------------------------------

Income before income taxes and equity in earnings of
    Erie Family Life Insurance Company                      $  49,056    $  11,260    $ 255,401    $ 182,103

Less: Provision for income taxes                               15,716        3,725       84,886       60,561
   Equity in earnings (losses) of Erie Family Life
      Insurance Company, net of tax                               596       (1,618)       1,611          719
                                                            ------------------------------------------------
Net income                                                  $  33,936    $   5,917    $ 172,126    $ 122,261
                                                            ================================================
Net income per share                                        $    0.48    $    0.08    $    2.42    $    1.71
                                                            ================================================
Weighted average shares outstanding                            70,997       71,225       71,081       71,342
                                                            ================================================



Erie Indemnity Company
CONSOLIDATED STATEMENTS OF OPERATIONS - SEGMENT BASIS
(Amounts in thousands, except per share data)

                                                                    Three months ended         Twelve months ended
                                                                       December 31                 December 31

                                                                     2002          2001          2002         2001
                                                                 --------------------------------------------------
MANAGEMENT OPERATIONS:
Management fee revenue                                           $ 181,805     $ 154,161     $ 775,700    $ 634,966
Service agreement revenue                                            7,419         6,908        23,729       27,247
                                                                 --------------------------------------------------
    Total revenue from management operations                       189,224       161,069     $ 799,429    $ 662,213
Cost of management operations                                      136,348       127,849       557,445      477,645
                                                                 --------------------------------------------------
    Income from management operations                            $  52,876     $  33,220     $ 241,984    $ 184,568
                                                                 --------------------------------------------------
 INSURANCE UNDERWRITING OPERATIONS:
Premiums earned                                                  $  44,134     $  36,791     $ 163,958    $ 137,648
                                                                 --------------------------------------------------
Losses and loss adjustment expenses incurred                        40,794        29,127     $ 139,225    $ 117,201
Policy acquisition and other underwriting expenses                  14,522        12,214        51,865       40,910
                                                                 --------------------------------------------------
   Total losses and expenses                                     $  55,316     $  41,341     $ 191,090    $ 158,111
                                                                 --------------------------------------------------
   Underwriting loss                                             $ (11,182)    $  (4,550)    $ (27,132)   $ (20,463)
                                                                --------------------------------------------------
 INVESTMENT OPERATIONS:
Net investment income                                            $  14,735     $  13,029     $  55,440    $  49,884
Net realized losses on investments                                  (2,609)      (26,420)      (11,237)     (29,146)
Equity in losses of limited partnerships                            (4,764)       (4,019)       (3,654)      (2,740)
Equity in earnings (losses) of Erie Family Life
 Insurance Company                                                     641        (1,740)        1,732          773
                                                                 --------------------------------------------------
   Net revenue (loss) from investment operations                 $   8,003     $ (19,150)    $  42,281    $  18,771
                                                                 --------------------------------------------------

   Income before income taxes                                    $  49,697     $   9,520     $ 257,133    $ 182,876
Provision for income taxes                                          15,761         3,603        85,007       60,615
                                                                 --------------------------------------------------
   Net income                                                    $  33,936     $   5,917     $ 172,126    $ 122,261
                                                                 ==================================================
   Net income per share                                          $    0.48     $    0.08     $    2.42    $    1.71
                                                                 ==================================================
   Net income excluding net realized losses and related taxes    $  35,632     $  23,090     $ 179,430    $ 141,206
                                                                 ==================================================
DIVIDENDS DECLARED
Class A non-voting common                                        $    0.19          0.17     $    0.70    $    0.63
                                                                 --------------------------------------------------
Class B common                                                   $   28.50         25.50     $  105.00    $   94.13
                                                                 --------------------------------------------------
WEIGHTED AVERAGE SHARES OUTSTANDING                                 70,997        71,225        71,081       71,342
                                                                 ==================================================



The table below reconciles the Company's GAAP-basis net income to net income excluding net realized losses and related income taxes. Management believes this measure assists the financial statement reader in interpreting and evaluating the financial results of the Company by removing the effects of gains and losses from investment sales, which could significantly impact the Company's financial results from one period to another based on the timing of investment sales, which may or may not be recurring.

                                                                    Three months ended         Twelve months ended
                                                                         December 31                December 31
                                                                     2002          2001          2002         2001
                                                                 --------------------------------------------------
Net income                                                       $  33,936     $   5,917     $ 172,126    $ 122,261

 Net realized losses on investments                                  2,609        26,420        11,237       29,146
 Income benefit on realized losses                                    (913)       (9,247)       (3,933)     (10,201)
                                                                 --------------------------------------------------
   Realized losses net of income tax benefit                         1,696        17,173         7,304       18,945
                                                                 --------------------------------------------------
   Net income excluding net realized losses and related taxes    $  35,632     $  23,090     $ 179,430    $ 141,206
                                                                 ==================================================



Erie Indemnity Company
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Amounts in thousands, except per share data)

                                                             December 31    December 31
                                                                2002            2001
                                                            ---------------------------
ASSETS
Fixed maturities                                            $   708,068     $   559,873
Equity securities
    Preferred stock                                             157,563         130,007
    Common stock                                                 36,515          63,791
Other invested assets                                            96,613          87,296
                                                            ---------------------------
    Total investments                                       $   998,759     $   840,967
                                                            ---------------------------

Cash and cash equivalents                                   $    85,712     $    88,213
Equity in Erie Family Life Insurance Company                     48,545          44,683
Premiums receivable from policyholders                          239,704         186,175
Receivables from affiliates                                     829,049         640,655
Other assets                                                    155,907         183,677
                                                            ---------------------------
   Total assets                                             $ 2,357,676     $ 1,984,370
                                                            ===========================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Unpaid losses and loss adjustment expenses                  $   717,015     $   557,278
Unearned premiums                                               393,091         311,969
Other liabilities                                               260,198         249,868
                                                            ---------------------------
   Total liabilities                                        $ 1,370,304     $ 1,119,115
   Total shareholders' equity                               $   987,372     $   865,255
                                                            ---------------------------
   Total liabilities and shareholders' equity               $ 2,357,676     $ 1,984,370
                                                            ===========================
Book value per share                                             $13.91          $12.15
Shares outstanding                                               70,997          71,204


ERIE INDEMNITY COMPANY
Segment Information



Management fee revenue by line of business (before consideration of premium cancellation allowance):

                                         Three Months Ended       %               Twelve Months Ended      %
                                             December 31        Change                December 31        Change
                                     --------------------------------------------------------------------------
                                         2002           2001                       2002         2001
     Private Passenger Auto          $ 100,640      $  83,579    20.4%        $ 414,426      $ 346,480     19.6%
     Commercial Auto                    16,213         12,779    26.9            67,097         52,742     27.2
     Homeowners                         31,943         25,167    26.9           123,960        101,540     22.1
     Commercial Multi-Peril             21,603         14,999    44.0            83,974         59,618     40.9
     Workers' Compensation              15,678         11,916    31.6            67,851         50,745     33.7
     All Other Lines of Business         7,628          5,721    33.3            30,292         23,841     27.1
                                     --------------------------------------------------------------------------
       Total                         $ 193,705      $ 154,161    25.7%        $ 787,600      $ 634,966     24.0%
                                     --------------------------------------------------------------------------




Growth rate of policies in force for Property and Casualty Group insurance operations:

                                                                   All other
                     Private     12-mth.                 12-mth.   lines of     12-mth.    Total       12-mth.
                    passenger    growth                  growth    personal     growth    Personal     growth
          Date        auto        rate     Homeowners     rate     business      rate       Lines       rate
      ------------------------------------------------------------------------------------------------------

      12/31/2000   1,337,280      4.9%       986,654      7.5%      192,909      10.3%     2,516,843     6.3%
      03/31/2001   1,356,651      5.3      1,003,517      7.7       197,849      10.7      2,558,017     6.7
      06/30/2001   1,382,419      5.9      1,029,339      8.1       204,614      10.9      2,616,372     7.1
      09/30/2001   1,408,092      6.3      1,053,014      8.4       210,220      11.4      2,671,326     7.5
      12/31/2001   1,432,747      7.1      1,075,816      9.0       215,134      11.5      2,723,697     8.2
      03/31/2002   1,469,617      8.3      1,104,806     10.1       222,061      12.2      2,796,484     9.3
      06/30/2002   1,512,335      9.4      1,146,639     11.4       231,951      13.4      2,890,925    10.5
      09/30/2002   1,554,425     10.4      1,190,651     13.1       240,410      14.4      2,985,486    11.8
      12/31/2002   1,591,161     11.1      1,230,895     14.4       249,544      16.0      3,071,600    12.8


                                                                                           All other
                                 12-mth.       CML*     12-mth.                 12-mth.    lines of     12-mth.    Total     12-mth.
                        CML*     growth       multi-    growth      Workers'    growth     commercial   growth    Commercial growth
                        auto      rate        peril      rate         comp.      rate       business     rate        Lines    rate
      ----------------------------------------------------------------------------------------------------------------------------
      12/31/2000      87,567      5.8%       148,910     10.1%       47,156       8.4%        65,077     7.1%       348,710    8.2%
      03/31/2001      89,388      7.0        152,260     10.6        48,104       8.7         66,309     8.0        356,061    8.9
      06/30/2001      91,794      7.9        157,804     10.8        49,711       9.5         67,964     8.9        367,273    9.5
      09/30/2001      94,204      8.8        162,246     11.1        50,984       9.6         70,048     9.0        377,482    9.9
      12/31/2001      96,100      9.7        166,214     11.6        52,033      10.3         71,539     9.9        385,886   10.7
      03/31/2002      98,926     10.7        171,283     12.5        53,320      10.8         73,392    10.7        396,921   11.5
      06/30/2002     102,447     11.6        179,761     13.9        55,607      11.9         75,884    11.7        413,699   12.6
      09/30/2002     105,353     11.8        185,608     14.4        57,375      12.5         78,131    11.5        426,467   13.0
      12/31/2002     108,069     12.5        190,787     14.8        58,930      13.3         79,772    11.5        437,558   13.4



                                12-mth.
                     Total      growth
       Date        All lines     rate
      -------------------------------
      12/31/2000   2,865,553      6.5%
      03/31/2001   2,914,078      6.9
      06/30/2001   2,983,645      7.4
      09/30/2001   3,048,808      7.8
      12/31/2001   3,109,583      8.5
      03/31/2002   3,193,405      9.6
      06/30/2002   3,304,624     10.8
      09/30/2002   3,411,953     11.9
      12/31/2002   3,509,158     12.8

*CML = Commercial



Policy retention trends for Property and Casualty Group insurance operations:

                         Private                                                                      All other
                        passenger         CML*                           CML*         Workers'         lines of
        Date              auto            auto       Homeowners      multi-peril        comp.         business      Total
      -------------------------------------------------------------------------------------------------------------------
      12/31/2000          92.3%           89.8%          90.7%           87.9%          88.5%           87.9%        91.0%
      03/31/2001          92.2            90.3           90.7            88.6           89.1            88.0         91.0
      06/30/2001          92.3            90.4           90.6            88.4           88.8            88.2         91.0
      09/30/2001          92.2            90.2           90.4            88.2           88.5            88.2         90.9
      12/31/2001          92.2            90.5           90.2            88.0           88.4            88.2         90.9
      03/31/2002          92.3            90.9           90.2            88.8           89.3            88.1         90.9
      06/30/2002          92.4            91.1           90.4            89.0           89.5            88.3         91.0
      09/30/2002          92.5            90.8           90.5            88.7           89.5            88.2         91.1
      12/31/2002          92.6            91.0           90.5            88.7           89.4            88.5         91.2


*CML = Commercial



Selected Financial Data of Erie Insurance Exchange:

The selected financial data below is derived from the Erie Insurance Exchange's financial statements prepared in accordance with Statutory Accounting Principles. In the opinion of management, all adjustments consisting only of normal recurring accruals, considered necessary for a fair presentation have been included. The financial data set forth below is only a summary.



                                                                                 Years ended
                                                                         ------------------------------
                                                                         December 31,      December 31,
   (Statutory Accounting Basis)                                             2002              2001
                                                                         ------------------------------
                                                                               (In thousands)
   Premiums earned                                                       $ 2,912,147       $ 2,422,600
                                                                         -----------------------------
   Losses and loss adjustment expenses                                   $ 2,566,724       $ 2,150,749
   Insurance underwriting and other expenses                                 969,597           766,304
                                                                         -----------------------------
   Net underwriting loss                                                 $  (624,174)      $  (494,453)
   Investment income (loss), net                                              33,650          (421,754)
   Federal income tax benefit                                               (173,062)         (300,257)
                                                                         -----------------------------
   Net loss                                                              $  (417,462)      $  (615,950)
                                                                         =============================

                                                                                      As of
                                                                         ------------------------------
                                                                          December 31,     December 31,
   (Statutory Accounting Basis)                                                  2002          2001
                                                                         ------------------------------
                                                                               (In thousands)

   Cash and invested assets                                              $  5,967,051      $ 5,900,511
   Total assets                                                             7,007,803        6,998,794
   Claims and unearned premium reserves                                     3,962,218        3,200,836
   Total liabilities                                                        4,892,032        3,953,243
   Policyholders' surplus                                                   2,115,771        3,045,551


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